Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SmartKem, Inc.

Manchester, United Kingdom

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-254904 and No. 333-264184) of our report dated March 28, 2022, except for the effects of the restatement disclosed in Note 1, which is dated August 23, 2022 relating to the consolidated financial statements of SmartKem, Inc., which appears in this Annual Report on Form 10-K/A Amendment No.1. Our report contains an explanatory paragraph regarding SmartKem, Inc.’s ability to continue as a going concern.

/s/ BDO LLP

BDO LLP

Manchester, United Kingdom

August 23, 2022